                                                                 EXHIBIT 23.3

                   CONSENT OF STAGG ENGINEERING SERVICES, INC.

         We hereby consent to (i) the reference to us under the caption "Experts," and (ii) the use of the excerpts of our report entitled "Summary Report, Underground Reserves and Resources, Drummond Coal Company Properties, Boone, Kanawha, and Lincoln Counties, West Virginia" (the "Report") dated September, 1997, both of which are included in the prospectus (the "Prospectus") of Pen Holdings, Inc. (the "Company") and the Guarantors (as defined in the Prospectus) for the registration of $100,000,000 of the Company's 9-7/8 Series B Senior Notes due 2008 and the Guarantees (as defined in the Prospectus). The Prospectus is part of the registration statement to which this consent is an exhibit.

         We hereby further consent to the inclusion of (i) any reference to our name and (ii) the Report, or excerpts thereof, in any amendment to the registration statement or any supplement to the Prospectus or any other filing made by the Company with the Securities and Exchange Commission.

Respectfully submitted,

STAGG ENGINEERING SERVICES, INC.



By:  /s/ ALAN K. STAGG
-----------------------------
Name:  Alan K. Stagg
Title: President
Date:  July 30, 1998